UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 26, 2006, Advanced Energy Industries, Inc. entered into a change in control severance agreement with Lawrence D. Firestone, Executive Vice President and Chief Financial Officer, in the form of the Executive Change in Control Severance Agreement filed on Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005 as Exhibit 10.23, the terms of which are incorporated herein by reference. The Executive Change in Control Severance Agreement provides Mr. Firestone with severance payments and specified benefits in the event of his termination with Cause or other Involuntary Termination (as such capitalized terms are defined in the Executive Change in Control Severance Agreement).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: October 30, 2006	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Executive VP & Chief Financial Officer